UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 11-K



(Mark One)
[x]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
     ACT OF 1934 [FEE REQUIRED]
For the fiscal year ended             December 31, 1997
                         ---------------------------------------------------

                                              OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
For the transition period from                      to
                                -------------------    ---------------------
Commission file number            1-12459
                        ---------------------------


             MIDAMERICAN ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN
----------------------------------------------------------------------------
                            (Full title of the plan)



                       MIDAMERICAN ENERGY HOLDINGS COMPANY
----------------------------------------------------------------------------
          (Name of Issuer of the securities held pursuant to the plan)

666 Grand Ave. P.O. Box 657, Des Moines, Iowa                    50303
---------------------------------------------                  ---------
  (Address of principal executive offices)                     (Zip Code)

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                        STATEMENTS OF FINANCIAL CONDITION


                                     ASSETS
                                     ------


                                                       As of December 31
                                                    -----------------------
                                                       1997          1996
                                                    ----------    ----------
INVESTMENTS
  MidAmerican Energy Holdings Company
    common stock held by nominee - 497,023
    and 558,323 shares, respectively
        Cost at date of purchase                   $ 7,862,871    $8,508,522
        Unrealized appreciation in market value      3,071,627       354,859
                                                   -----------    ----------

        Market value                                10,934,498     8,863,381

CONTRIBUTIONS RECEIVABLE                                 2,856         2,857
                                                   -----------    ----------
        Total                                      $10,937,354    $8,866,238
                                                   ===========    ==========


                       LIABILITIES AND OWNERSHIP INTEREST
                       ----------------------------------

OWNERSHIP INTEREST                                 $10,937,354    $8,866,238
                                                   ===========    ==========


              The accompanying notes to financial statements are an
                       integral part of these statements.

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                   STATEMENTS OF CHANGES IN OWNERSHIP INTEREST

                                                                              Period From
                                                                               Inception
                                             Year Ended     Year Ended    (July 3, 1995), to
                                             December 31,   December 31,      December 31,
                                                1997           1996               1995
                                             ------------   ----------     -----------------

BALANCE, beginning of period                 $  8,866,238   $8,148,700        $        -
                                             ------------   ----------        ----------

TRANSFER OF OWNERSHIP
  INTEREST FROM OTHER PLANS                             -            -         6,302,994
                                             ------------   ----------        ----------

CONTRIBUTIONS
  Participants                                  2,095,732    2,129,815         1,192,809
  Company                                         369,835      375,850           210,495
                                             ------------   ----------        ----------
                                                2,465,567    2,505,665         1,403,304
                                             ------------   ----------        ----------

PLAN INCOME
  Dividends on shares held by the Plan            610,319      612,650           275,721
  Realized gain on distributed shares             394,122      137,597            41,459
  Unrealized appreciation (depreciation)
     in market value of investments             2,716,768     (601,049)          955,908
                                             ------------   ----------        ----------
                                                3,721,209      149,198         1,273,088
                                             ------------   ----------        ----------

DISTRIBUTIONS TO PLAN PARTICIPANTS
  Shares distributed                            3,505,341    1,324,675           554,965
  Dividends paid                                  610,319      612,650           275,721
                                             ------------   ----------        ----------
                                                4,115,660    1,937,325           830,686
                                             ------------   ----------        ----------

BALANCE, end of period                        $10,937,354   $8,866,238        $8,148,700
                                              ===========   ==========        ==========




              The accompanying notes to financial statements are an
                       integral part of these statements.

                           MIDAMERICAN ENERGY COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                          NOTES TO FINANCIAL STATEMENTS

(1)  THE PLAN

     The following brief description of the MidAmerican Energy Company (MidAmerican) Employee Stock Purchase Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a) General and Plan Participants

     On April 24, 1996, MidAmerican shareholders approved a proposal to form MidAmerican Energy Holdings Company (Holdings or the Company) as a holding company for MidAmerican and its subsidiaries. Effective December 1, 1996, each share of MidAmerican common stock was exchanged for one share of Holdings common stock.

     Under the Plan, eligible employees of the Company and its subsidiaries who are enrolled in the Plan may purchase shares of the common stock of the Company (Common Stock) at 85% of their fair market value. Purchases are made on the last business day of each monthly investment period with fair market value being the average of the high and low prices per share of Common Stock on the New York Stock Exchange - Composite Transactions on such day or, if there is no sale of Common Stock on that day, then on the next preceding day on which there was a sale. The Company contributes the remaining 15% of the fair market value.

     The Plan will terminate when the maximum number of shares of Common Stock to be sold under the Plan has been purchased or by action of the board of directors of the Company. The maximum number of shares of Common Stock which is currently authorized to be purchased pursuant to the Plan is 1,000,000 subject to adjustment as the result of a stock dividend, split-up or combination. During 1997, the Company purchased shares of Common Stock in the open market to meet share obligations under the Plan. Such share purchases do not proportionately reduce the shares available for issuance.

     At December 31, 1997 and 1996, there were 1,704 and 2,020 participants, respectively in the Plan.

     (b) Administration

     The Plan is administered by the Company at the Company's expense.

     (c) Contributions

        Participants' contributions to the Plan are made through payroll deductions which are credited to a purchase account established for each participant. Participants may authorize contributions up to the lesser of 15% of base pay, as defined in the Plan, or $21,250 annually.

     (d) Ownership Interest

     Shares of Common Stock purchased for all participants each monthly investment period are issued on the last day of that period to a nominee for the benefit of the participants. A separate account is maintained to reflect the Common Stock balance of each participant. The Company is the nominee for the Plan.

     (e) Dividends

     Cash dividends on shares of Common Stock earned on each participant's account are paid to the participant by the Company or, at the participant's election, reinvested in Common Stock. Such reinvested dividends are held in, and under the terms of, the Company's Shareholder Options Plan.

     (f) Vesting and Withdrawal of Shares

     Participants have a vested right to all shares of Common Stock credited to their accounts. Shares of Common Stock held in the Plan cannot be withdrawn from the Plan until the shares have been held under the Plan for at least six months except that, in the event of a participant's death or termination of employment or eligibility, a participant's account will be totally distributed. Upon withdrawal from the Plan, all whole shares in a participant's account will be deposited in safekeeping under the Company's Shareholder Options Plan unless the participant requests that a certificate be issued, and a cash payment will be made for fractional shares.

     (g) Legal and Income Tax Status

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company believes that the Plan qualifies under Section 423 of the Internal Revenue Code (the Code) as a non-compensatory employee stock purchase plan. An employee's federal income tax status with respect to the Plan would be determined by such section of the Code. The Plan is not subject to federal income tax.

(2)  ACCOUNTING POLICIES

     (a) Basis of Accounting

     The statements are presented on the accrual basis of accounting, and accordingly, contributions of participants and the Company are reflected in the year in which the participants earned the related wages. The Plan's obligation to purchase Common Stock with the accrued contributions is reflected in Ownership Interest. The cost of Common Stock distributed by the Plan is determined on an average cost basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes in ownership interest. Actual results could differ from those estimates.

     (b) Valuation of Investments

     Common Stock held under the Plan is reported at market value as determined by the closing price at year-end on the New York Stock Exchange - Composite Transaction listing. The market value per share as of December 31, 1997 and 1996 was $22 and $15.875, respectively.

REPORT OF INDEPENDENT ACCOUNTANTS

To MidAmerican Energy Company:

We have audited the accompanying statement of financial condition of the MidAmerican Energy Company Employee Stock Purchase Plan (the Plan) as of December 31, 1997, and the related statement of changes in ownership interest for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We  conducted  our  audit in  accordance  with  generally   accepted  auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 1997, and the changes in ownership interest for the year then ended in conformity with generally accepted accounting principles.




Kansas City, Missouri                         /s/ Coopers & Lybrand L.L.P.
                                              ----------------------------
March 20, 1998                                    COOPERS & LYBRAND L.L.P.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To MidAmerican Energy Company:

We have audited the accompanying statement of financial condition of the MidAmerican Energy Company Employee Stock Purchase Plan as of December 31, 1996, and the related statement of changes in ownership interest for the twelve month period ended December 31, 1996 and from inception (July 3, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the MidAmerican Energy Company Employee Stock Purchase Plan as of December 31, 1996, and the changes in ownership interest for the twelve month period ended December 31, 1996, and from inception (July 3, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.


                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
March 14, 1997

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MidAmerican Energy Holdings Company has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              MIDAMERICAN ENERGY COMPANY
                                              EMPLOYEE STOCK PURCHASE PLAN



Date  March 20, 1998                          By /s/ A. L. Wells
                                                --------------------------
                                                  A. L. Wells
                                                  Senior Vice President and
                                                  Chief Financial Officer

EXHIBITS INDEX

The following exhibit is filed herewith:

        23.1     Consent of Coopers & Lybrand L.L.P.

        23.2     Consent of Arthur Andersen LLP

                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of MidAmerican Energy Holdings Company on Form S-8 (File No. 33-60849) of our report dated March 20, 1998 on our audit of the MidAmerican Energy Company Employee Stock Purchase Plan as of December 31, 1997 and for the year then ended, which report is included in this Annual Report on Form 11-K.




Kansas City, Missouri                          /s/ Coopers & Lybrand L.L.P.
April 23, 1998                                 ----------------------------
                                                   COOPERS & LYBRAND L.L.P.

                                                                  Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT




As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 11-K, into MidAmerican Energy Company's previously filed Form S-8 Registration Statement File No. 33-60849.




                                                /s/ Arthur Andersen LLP
                                                -----------------------
                                                ARTHUR ANDERSEN LLP


Chicago, Illinois
April 21, 1998